Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of September 27, 2002

by and among

GXS CORPORATION

The Subsidiary Guarantors Named Herein

and

GENERAL ELECTRIC CAPITAL CORPORATION

     This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 27, 2002, by and among GXS Corporation, a Delaware corporation (the “Company”), the Guarantors, as defined in the Indenture, and General Electric Capital Corporation (the “Purchaser”), who has agreed to purchase the Company’s Senior Subordinated Reset Notes due 2009 (the “Series A Notes”) pursuant to the Inducement Agreement (as defined below).

     This Agreement is made pursuant to the Inducement Agreement, dated September 27, 2002 (the “Inducement Agreement"), by and among the Company, the Guarantors and the Purchaser. In order to induce the Purchaser to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchaser set forth in Section 2.7 of the Inducement Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated September 27, 2002, between the Company, the Guarantors and Wells Fargo Bank Minnesota, N.A., as Trustee, relating to the Series A Notes and the Series B Notes (the “Indenture”).

     The parties hereby agree as follows:

SECTION 1. DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Affiliate: As defined in Rule 144 of the Act.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Business Day: Any day that is not a Legal Holiday.

     Closing Date: The date hereof.

     Commission: The Securities and Exchange Commission.

     Consummate: An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(f) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

     Consummation Deadline: As defined in Section 3(f) hereof.

     Demand Date: The date on which any one or more Demand Holders make a written request for registration pursuant to Section 3 hereof.

     Demand Holders: As defined in Section 3(a) hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Offer: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

     Exchange Offer Effectiveness Deadline: As defined in Section 3(a) hereof.

     Exchange Offer Filing Deadline: As defined in Section 3(a) hereof.

     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     Guarantors: As defined in the Indenture.

     Holders: As defined in Section 2 hereof.

     Legal Holiday: A Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in New York are not required to be open. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and interest shall accrue for the intervening period.

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, all material incorporated by reference into such Prospectus and any information previously omitted in reliance upon Rule 430A of the Act.

     Recommencement Date: As defined in Section 5(d) hereof.

     Registration Default: As defined in Section 4 hereof.

     Registration Statement: Any registration statement of the Company and the Guarantors relating to (a) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement or (b) an offering of Series B Notes pursuant to an Exchange Offer, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Regulation S: Regulation S promulgated under the Act.

     Road Show Rights: As defined in Section 5(d) hereof.

     Rule 144: Rule 144 promulgated under the Act.

     Selling Expenses: All underwriting discounts, selling commissions and transfer taxes applicable to the securities registered by the Holders.

     Series B Notes: The Company’s Series B Senior Subordinated Reset Notes due 2009 to be issued pursuant to the Indenture in the Exchange Offer.

     Shelf Registration Effectiveness Deadline: As defined in Section 3(a) hereof.

     Shelf Registration Filing Deadline: As defined in Sections 3(a) hereof.

     Shelf Registration Statement: As defined in Section 3(a) hereof.

     Suspension Notice: As defined in Section 5(d) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     Transfer Restricted Securities: Each (A) Series A Note, until the earliest to occur of (i) the date on which such Series A Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (ii) the date on which such Series A Note is exchanged in the Exchange Offer for a Series B Note in the Exchange Offer, or the date thereafter (if later) that the Series B Notes received in the Exchange Offer become freely tradeable under the Act or (iii) the date on which such Series A Note is distributed to the public pursuant to Rule 144.

SECTION 2. HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. DEMAND REGISTRATION

          (a)       Request for Shelf Registration. If at any time following the Closing Date, the Company shall receive from any one or more Holders holding a majority in principal amount of the Transfer Restricted Securities then outstanding (a “Demand Holder” or “Demand Holders”) a written request (which request shall include the information substantially in the form of Exhibit A hereto supplied by each Holder making such request) that the Company effect a registration, qualification or compliance under a shelf registration statement pursuant to Rule 415 under the Act (a “Shelf Registration Statement”) with respect to such aggregate amount of Transfer Restricted Securities as set forth in such request, the Company and the Guarantors shall:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders;

(ii) file with the Commission a Shelf Registration Statement, relating to all Transfer Restricted Securities, as soon as practicable after the Demand Date but in no event later than 60 days (or if such day is not a Business Day, the next Business Day) after the Demand Date (such day being referred to herein as the “Shelf Registration Filing Deadline”), and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Demand Date (or if such day is not a Business Day, the next Business Day), provided that the Company shall have up to 150 days after the Demand Date (or if such day is not a Business Day, the next Business Day) to cause such Shelf Registration to become effective if such filing is the first filing by the Company of a Registration Statement with the Commission and a new audit is required by the Act to be included in such filing (such day being referred to herein as` the “Shelf Registration Effectiveness Deadline”); and

(iii) use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 5(a) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the shorter of (i) 90 consecutive days or (ii) the date on which all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

     Subject to the foregoing, the Company and Guarantors shall file the Shelf Registration Statement covering the Transfer Restricted Securities as soon as practicable after receipt of the request or requests of any Demand Holder or Demand Holders. If, however, the Company shall furnish to the Demand Holder or Demand Holders requesting a Registration Statement pursuant to this Section 3(a) hereof a certificate signed by the President, Chief Executive Officer, Chief Financial Officer, General Counsel or any Senior Vice President of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company for such Registration Statement to be filed, including, without limitation, if the Company shall have determined that the offer, sale or exchange under the Registration Statement, the filing of such Registration Statement or the maintenance of its effectiveness would require disclosure of or would interfere in any material respect with any material financing, acquisition, merger, offering or other transaction involving the Company or the Guarantors or would otherwise require disclosure of nonpublic information that could materially and adversely affect the Company or the Guarantors and it is therefore in the best interests of the Company to defer the filing of such Registration Statement, the Company shall have the right to defer such filing after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than twice in any twelve-month period; and provided, further, that not more than an aggregate of 75 days of deferral may occur under the provisions of this paragraph and the last paragraph of Section 3(d) below during any twelve-month period nor may more than 60 days of deferral occur under the provisions of this paragraph and the last paragraph of Section 3(d) below during any 180-day period. The Company shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Registration Statement provided for in this Section 3 other than the Transfer Restricted Securities.

     (b)  Underwriting. If the Demand Holders intend to distribute the Transfer Restricted Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3(a) hereof and the Company shall include such information in the written notice referred to in Section 3(a)(i) hereof. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Transfer Restricted Securities in the underwriting to the extent requested on the same terms as are applicable to the Demand Holders who initiated the registration pursuant to this Section 3.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Demand Holders, which underwriter shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Demand Holders in writing that marketing factors require a limitation of the aggregate amount of Transfer Restricted Securities to be underwritten, then, the Company shall so advise all Holders and the aggregate amount of Transfer Restricted Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Transfer Restricted Securities held by such Holders at the time of filing the registration statement. No Transfer Restricted Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration.

     If any Holder of Transfer Restricted Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Transfer Restricted Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Transfer Restricted Securities a greater number of Transfer Restricted Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Transfer Restricted Securities in the registration the right to include additional Transfer Restricted Securities in the same proportion used in determining the underwriter limitation in this Section 3(b). In addition, if the withdrawal of such Transfer Restricted Securities results in fewer Transfer Restricted Securities being included in such registration than could have requested registration in the first instance pursuant to Section 3(a) hereof, the Company shall have the right, but not the obligation, to terminate such registration.

     (c)  Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, substantially in the terms of Exhibit A hereto, and such other information as the Company may reasonably request. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 4 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     (d)  Request for Registered Exchange Offer. At the time of making any demand for registration pursuant to Section 3(a) hereof, Demand Holders may request a registered Exchange Offer, as provided for in this Section 3(d), in lieu of a registration of their Transfer Restricted Securities pursuant to a Shelf Registration Statement, as provided for in Section 3(a) hereof. Following receipt of such a request, the Company and the Guarantors shall, subject to applicable federal law (after the procedures set forth in Section 5(b)(ii) below have been complied with):

(i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days (or if such day is not a Business Day, the next Business Day) after the Demand Date (such day being referred to herein as the "Exchange Offer Filing Deadline”);

(ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 120 days after the Demand Date (or if such day is not a Business Day, the next Business Day); provided that the Company shall have up to 150 days after the Demand Date (or if such day is not a Business Day, the next Business Day) to cause such Exchange Offer Registration Statement to become effective if such filing is the first filing by the Company of a Registration Statement with the Commission and a new audit is required by the Act to be included in such filing (such day being referred to herein as the “Exchange Offer Effectiveness Deadline”);

(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are reasonably necessary to permit Consummation of the Exchange Offer; and

(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer.

The Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(g) below.

     Subject to the foregoing, the Company and Guarantors shall file the Exchange Offer Registration Statement covering the Transfer Restricted Securities as soon as practicable after receipt of the request or requests of any Demand Holder or Demand Holders. If, however, the Company shall furnish to the Demand Holder or Demand Holders requesting a Registration Statement pursuant to this Section 3(d) hereof a certificate signed by the President, Chief Executive Officer, Chief Financial Officer, General Counsel or any Senior Vice President of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company for such Registration Statement to be filed, including, without limitation, if the Board of Directors of the Company shall have determined that the offering and sales or exchange under the Registration Statement, the filing of such Registration Statement or the maintenance of its effectiveness would require disclosure of or would interfere in any material respect with any material financing, acquisition, merger, offering or other transaction involving the Company or the Guarantors or would otherwise require disclosure of nonpublic information that could materially and adversely affect the Company or the Guarantors and it is therefore in the best interests of the Company to defer the filing of such Registration Statement, the Company shall have the right to defer such filing after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than twice in any twelve-month period; and provided, further, that not more than an aggregate of 75 days of deferral may occur under the provisions of this paragraph and the last paragraph of Section 3(a) above during any twelve-month period nor may more than 60 days of deferral occur under the provisions of this paragraph and the last paragraph of Section 3(a) above during any 180-day period.

     (e)  The Demand Holders may not make more than two written requests for registration pursuant to Section 3(a) or 3(d) hereof in any twelve-month period; provided that for purposes of this sentence a written request shall not be deemed to have been made if the Registration Statement filed pursuant to such request has not been declared effective by the Commission on or before the Shelf Registration Effectiveness Deadline or the Exchange Offer Effectiveness Deadline, as applicable, until such time as such Registration Statement is declared effective. The Company and the Guarantors shall not be required to effect a registration pursuant to this Section 3 after the Company and the Guarantors have effected an aggregate of three (3) registrations pursuant to this Section 3, and such registrations have become effective and remained effective for the requisite period.

     (f)  The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated at the earliest possible time, but in no event later than 150 days after the Demand Date (or if such day is not a Business Day, the next Business Day), provided that the Company shall have up to 180 days after the Demand Date (or if such day is not a Business Day, the next Business Day) to cause such Exchange Offer to become Consummated if the filing of the Exchange Offer Registration

Statement is the first filing of a Registration Statement with the Commission and a new audit is required to be included in such filing (such day being referred to as the “Consummation Deadline”).

     (g)  The Company shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

     Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 5(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 60 days from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities held by Broker-Dealers covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one Business Day after such request, at any time during such period.

SECTION 4. LIQUIDATED DAMAGES

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the Shelf Registration Filing Deadline or the Exchange Offer Filing Deadline, as applicable, (ii) such Registration Statement has not been declared effective by the Commission on or prior to the Shelf Registration Effectiveness Deadline or the Exchange Offer Effectiveness Deadline, as applicable, (iii) the Exchange Offer has not been Consummated on or prior to the Exchange Offer Effectiveness Deadline with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose other than as a result of a Suspension Notice pursuant to Section 5(d) hereof without being succeeded within five Business Days by a post-effective amendment to such Registration

Statement that cures such failure and that is itself declared effective within five days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (i) through (iv), a “Registration Default”), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities, as applicable, held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.25 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement (and/or, if applicable, the Exchange Offer Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement (and/or, if applicable, the Exchange Offer Registration Statement), in the case of (ii) above, or (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Shelf Registration Statement (and/or, if applicable, the Exchange Offer Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall immediately cease.

     All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay liquidated damages with respect to securities shall survive until such time as all such obligations with respect to such securities shall have been satisfied in full.

SECTION 5. REGISTRATION PROCEDURES

     (a)     Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall:

(i) Use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(c) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof; the Company and the Guarantors shall not be permitted to include in the Shelf Registration Statement any securities other than the Transfer Restricted Securities.

     (b)  Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 5(c) below, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

(i) Issue, upon the request of any Holder or purchaser of Series A Notes covered by any Exchange Offer Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes sold pursuant to the Exchange Offer Registration Statement and surrendered to the Company for cancellation; the Company shall register Series B Notes on the Exchange Offer Registration Statement for this purpose and issue the Series B Notes to the purchaser(s) of securities subject to the Exchange Offer Registration Statement in the names as such purchaser(s) shall designate.

(ii) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable advice of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to use all commercially reasonable efforts to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to use all commercially reasonable efforts to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be reasonably requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff. Notwithstanding the foregoing, if at the time the Company is required to commence or consummate the Exchange Offer the Commission has repealed the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and the Commission, therefore, prohibits exchange offers such as the Exchange Offer, the Company will not be obligated to seek a no-action letter or other favorable decision from the Commission.

(iii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company or its Subsidiaries, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of the Series B Notes to be issued in the Exchange Offer, (C) it is acquiring the Series B Notes in its ordinary course of business, (D) it is not prohibited by law or policy of the Commission from participating in the Exchange Offer, (E) if such Holder is a Broker-Dealer, that it will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes, (F) that it is not acting on behalf of any Person who could not truthfully make the foregoing statement and (G) it has full power and authority to transfer the Series A Notes in exchange for the Series B Notes. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(iv) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company’s and each Guarantor’s information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

     (c)  General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

(i) use their respective reasonable best efforts to contact all Holders of Transfer Restricted Securities and notify each Holder of its right to include its Transfer Restricted Securities in such Registration Statement;

(ii) use their reasonable best efforts to keep such Registration Statement effective for the period specified in Section 3 hereof, as applicable, and provide all requisite financial statements for the period specified in Section 3 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (i) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

(iii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company and the Guarantors shall not be deemed to have used their respective reasonable best efforts to keep such Registration Statement effective during the applicable period if either the Company or any of the Guarantors voluntarily takes any action that would result in selling holders of the Transfer Restricted Securities covered thereby being unable to sell such Transfer Restricted Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company or the Guarantors in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company and the Guarantors promptly thereafter comply with the requirements of Section 5(c)(xv) hereof, if applicable;

(iv) advise the selling Holders and underwriters, if any, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event in the good faith judgment of the Company that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(v) subject to Section 5(c)(i), if any fact or event contemplated by Section 5(c)(iv)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) furnish to each selling Holder and underwriter, if any, in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will use its reasonable best efforts to incorporate into such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) any comments that such Persons shall reasonably make;

(vii) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders, and underwriters, if any, in connection with such exchange or sale, if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders may reasonably request;

(viii) make available at reasonable times for inspection by each selling Holder and underwriter, if any, and any attorney or accountant retained by such selling Holders, or underwriter, if any, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter, if any, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

(ix) if requested by any selling Holders or underwriters, if any, in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders or underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post effective amendment;

(x) furnish to each selling Holder and underwriter, if any, in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(xi) deliver to each selling Holder and underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (subject to the provisions of this Agreement and in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xii) upon the request of any selling Holder or underwriter, if any, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any such selling Holder or underwriter in connection with any sale or resale pursuant to any applicable Shelf Registration Statement. In such connection, and in addition to their obligations set forth in Section 9 hereof, the Company and the Guarantors shall:

(1) upon request of any selling Holder or underwriter, if any, furnish (or in the case of clauses (ii) and (iii) below, use its reasonable best efforts to cause to be furnished) to each selling Holder or underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

(i) a certificate, dated such date, signed on behalf of the Company and the Guarantors by (x) the President, Chief Executive Officer or any Senior Vice President and (y) a principal financial or accounting officer of the Company, similar in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and such other similar matters as the selling Holders may reasonably request or as may be required by the applicable underwriting agreement;

(ii) an opinion, dated as per customary procedure for underwritten offerings, of counsel to each of the Company and the Guarantors covering matters as customarily required for underwritten offerings in opinions requested in underwritten offerings and such other matter as the selling Holders may reasonably request or as may be required by the applicable underwriting agreement, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and the Guarantors, the Company’s auditors, the underwriters, the selling Holders and their counsel and without independent check or verification), no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

(iii) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement and date of Prospectus (if different) from each of the Company’s and the Guarantors’ certified public independent accountants, in the customary form and covering matters of the type as customarily required for underwritten offerings in comfort letters to underwriters in connection with underwritten offerings or as may be required by the applicable underwriting agreement;

(2) deliver such other documents and certificates as may be reasonably requested by the selling Holders and underwriters, if any, to evidence compliance with the matters set forth in clause (1) above and with any customary conditions contained in the agreement entered into by the Company and the Guarantors pursuant to this clause (xii); and

(3) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 7 hereof (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to Section 7 hereof; and deliver such documents and certificates as may be requested by the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and the managing underwriters, if any, to evidence compliance with 5(c)(xv) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors;

(xiii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Persons may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least one Business Day prior to such sale of Transfer Restricted Securities;

(xv) subject to Section 5(c)(ii) hereof, if any fact or event contemplated by Section 5(c)(iv) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities, the Prospectus

will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading;

(xvi) if requested by the holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in the applicable Registration Statement or the managing underwriters, if any, cause all Transfer Restricted Securities covered by such Registration Statement to be listed on each securities exchange on which similar securities issued by the Company and the Guarantors are then listed;

(xvii) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xiii) above;

(xviii) cause the Transfer Restricted Securities covered by a Registration Statement to be rated with such rating agencies as the holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in the applicable Registration Statement or the managing underwriters, if any, may designate;

(xix) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

(xx) otherwise use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

(xxi) make appropriate officers of the Company and the Guarantors available, subject to the provisions of Section 3.2 of the Inducement Agreement, to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary “road show” material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities;

(xxii) cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the selling Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xxiii) provide promptly to each selling Holder upon written request each document filed with the Commission pursuant to the requirements of Section 12 or Section 15(d) of the Exchange Act.

     (d)  Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 5(c)(iv)(C) or any notice from the Company of the existence of any fact of the kind described in Section 5(c)(iv)(D) hereof or if the Company is required by any state or federal securities laws to file an amendment or supplement to such Registration Statement for the purpose of incorporating quarterly or annual information, which is not automatically effective (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(c)(v) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Registration Statement set forth in Sections 3 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 6. REGISTRATION EXPENSES

     Except as otherwise provided herein, all expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company (other than any Selling Expenses), regardless of whether a Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Notes to be issued upon conversion of the Series A Notes in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and reasonable fees and expenses of one counsel to the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance). All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the

Transfer Restricted Securities so registered pro rata on the basis of the amount of the Transfer Restricted Securities so registered. If a registration proceeding is begun upon the request of Holders, but such request is subsequently withdrawn at the request of the Holders, then the Holders of Transfer Restricted Securities to have been registered may either: (i) bear all registration expenses of such proceeding as provided in the preceding sentence (“Registration Expenses”), pro rata on the basis of the amount of Transfer Restricted Securities to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to this Agreement or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to the Agreement.

     The Company will, in any event, bear its and the Guarantors’ internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

SECTION 7. INDEMNIFICATION

     (a)  The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments), caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Series B Notes or registered Series A Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances in which they were made in the case of a Prospectus) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein.

     (b)  Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in clause (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, its officers or any Person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the amount paid by such Holder for such Transfer Restricted Securities, less the amount of any damages that such Holder, its directors, its officers or any Person, if any, who controls such

Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c)  In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the “indemnified party”), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying person”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Holders holding a majority in aggregate principal amount of the Transfer Restricted Securities subject to such action, in the case of the parties indemnified pursuant to Section 7(a), and by the Company and the Guarantors, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d)  To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Guarantors, on the one hand, or by the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 7(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company and the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder or its related indemnified party shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 8. RULE 144A AND RULE 144

     The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 12 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer

Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 12 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 9. UNDERWRITTEN OFFERINGS; MARKET STAND-OFF

     (a)  If any of the Transfer Restricted Securities covered by any Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering provided that such managers shall be reasonably acceptable to the Company.

     No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     (b)  Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering made pursuant to a Registration Statement, and the Company and each Guarantor agree, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Notes, in the case of an underwritten offering of the Notes, during the period beginning seven days prior to, and ending 90 days after, the closing date of such underwritten offering.

     The foregoing provisions of this Section 9(b) shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

     (c)  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Transfer Restricted Securities (or similar debt securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of securities of the Company not to exceed 90 days following, and for a period not to exceed seven days immediately prior to, the effective date of any registration statement. For purposes of this Section 8, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to impose stop transfer instructions with respect to the Transfer Restricted Securities and such other securities of each Holder (and the securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

SECTION 10. SPECIAL RIGHTS

     In the event that the Purchaser elects to transfer any Notes, the Company agrees to cooperate with the Purchaser and use its reasonable best efforts to expedite and facilitate the marketing and sale of the Notes, including, but not limited to:

(i) organizing quarterly investor calls;

(ii) maintaining ratings at Moody’s Investors Service and Standard and Poor’s Rating Corporation;

(iii) making certain members of the senior management of the Company, as well as its consultants and advisors, available to answer questions in connection with the sale of the Notes, including, but not limited to, accepting calls from prospective and current investors at reasonable hours and upon reasonable notice;

(iv) providing assistance by the senior management of the Company in the preparation of an information package regarding the business and operations of the Company, including, without limitation, the delivery of all information relating to the transactions contemplated hereunder and all other information deemed reasonably necessary by the purchaser to complete the sale of the Notes; it being understood and agreed that such information package shall be limited to an executive summary of the business of the Company, substantially in the form of Exhibit B hereto (as updated as may be necessary from time to time in the good faith determination of the Company), audited financial statements and interim financial statements since the date of the last audited balance sheet as may then be available, pro forma financial information and such other information as may then be required to be delivered by the Company in accordance with applicable law and that such information package shall not include any projections except as would be required under the Act to be included in a registration statement, and the Company shall assist with the preparation of any additional information reasonably requested by Purchaser at Purchaser’s expense.

(v) the presentation of such information package in meetings and other communications with prospective purchasers in connection with the sale of the Notes;

(vi) upon the reasonable request of the Purchaser, making senior management employees of the Company available for their participation in one-on-one meetings with prospective investors and in one or more customary “road shows” in order to present the Company to prospective investors (“Road Show Rights”), it being understood that: (a) such Road Show Rights shall only apply for so long as the Purchaser owns more than $15.0 million in aggregate principal amount of the Notes; (b) in no event will members of the Company’s senior management be required to spend more than ten (10) days per calendar year meeting with prospective investors pursuant to these provisions, which meetings shall be scheduled at reasonable times and upon reasonable notice and shall not unreasonably interfere with management’s ability to run the Company’s business and (c) such Road Show Rights shall expire on the second anniversary of the issuance of the Notes, provided that during the following year the Company shall use its reasonable efforts to accommodate reasonable requests by Purchaser for additional road shows to support its marketing efforts with respect to the Notes; and

(vii) causing the Notes to be deposited with DTC and to remain eligible for transfer on a book-entry basis through the facilities of DTC.

     The Company shall be solely responsible for the contents of any such information package and presentation and acknowledges that the Purchaser will be using and relying upon the information contained in such information package and presentation without independent verification thereof; provided that the Purchaser shall be responsible for written information furnished to the Company or any Guarantor by the Purchaser specifically for use in such information package and presentation. In addition, the Company represents and covenants that all information provided directly or indirectly by the Company to the Purchaser or prospective purchasers in connection with the transactions contemplated under this Section 10 is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstance under which they were made, not misleading. The Company agrees to supplement such information from time to time so that the representations and covenants contained in the preceding sentence remain correct.

     The foregoing rights maybe exercised only by Purchaser and will not inure to the benefit of any subsequent Holder of such Notes and it shall not be assignable or otherwise transferable.

SECTION 11. MISCELLANEOUS

     (a)  Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with its obligations under Section 3 may result in material irreparable injury to the Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s and each Guarantors’ obligations under Section 3 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b)  No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s and the Guarantors’ securities under any agreement in effect on the date hereof.

     (c)  Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 3 hereof and this Section 11(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Nothwithstanding the foregoing, a waiver or consent to departure from the previous provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

     (d)  Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder. At the request of the Purchaser, the Company agrees to consent to an amendment to this Agreement if the sole purpose of such amendment is to include additional Holders as express parties hereto.

     (e)  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture and a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022, Telecopier No.: (212) 751-4864, attention: Kirk A. Davenport II; and

(i) if to the Company or the Guarantors:

GXS Corporation 100 Edison Park Drive Gaithersburg, MD 20878 Telecopier No.: (301) 340-4251 Attention: General Counsel

With a copy to:

Jones, Day, Reavis & Pogue 901 Lakeside Avenue Cleveland, OH 44114 Telecopier No.: (216) 579-0212 Attention: Christopher Kelly, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (f)  Successors and Assigns. Except for the rights granted to Purchaser in Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof, the Inducement Agreement or the Indenture. Except for the rights granted to Purchaser in Section 10 hereof, if any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and the Inducement Agreement and Indenture and such Person shall be entitled to receive the benefits hereof.

     (g)  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j)  Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k)  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GXS CORPORATION

By: /s/ Jean-Jacques Charhon Name: Jean-Jacques Charhon Title: Senior Vice President, Chief Financial Officer and Treasurer

GE INFORMATION SERVICES, INC.

By: /s/ Jean-Jacques Charhon Name: Jean-Jacques Charhon Title: Senior Vice President, Chief Financial Officer and Treasurer

GEIS HOLDINGS, INC.

By: /s/ Jean-Jacques Charhon Name: Jean-Jacques Charhon Title: President

GEIS INTERNATIONAL, INC.

By: /s/ Bruce Hunter Name: Bruce Hunter Title: Secretary/Attorney in Fact

TPN REGISTER, L.L.C.

By: /s/ Bruce Hunter Name: Bruce Hunter Title: Vice President of GEIS Holdings, Inc., as Sole Member

S-1

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ John Goodwin Name: John Goodwin Title: Duly Authorized Signatory

S-2

EXHIBIT A

GXS Corporation
Selling Securityholder Notice and Questionnaire

     The undersigned beneficial holder of Senior Subordinated Reset Notes due September 27, 2009 (the “Registrable Securities”) of GXS Corporation (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement on an appropriate form for the registration of the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the registration rights agreement, dated as of September 27, 2002, among the Company and the initial purchaser party thereto (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.

     Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the shelf registration statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the shelf registration statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities must deliver to the Company a properly completed and signed selling securityholder Notice and Questionnaire. The Company has agreed to pay additional interest pursuant to the Registration Rights Agreement under certain circumstances as set forth therein.

     Certain legal consequences arise from being named as a selling securityholder in the shelf registration statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the shelf registration statement and the related prospectus.

Notice

     The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the shelf registration statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete.

Questionnaire

1.	(a)

Full legal name of Selling Securityholder:

(b)

Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c)

Full legal name of The Depository Trust Company participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

2.

Address for notices to Selling Securityholder:

Telephone (including area code):

Fax (including area code):

Contact Person:

3.		Beneficial ownership of Registrable Securities:

	(a)	Type and principal amount of Registrable Securities beneficially owned:

	(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

	(c)	The amount of securities to be offered for the Selling Securityholder’s account:

	(d)	The amount and (if one percent or more) the percentage of the class to be owned by the Selling Securityholder after completion of the offering:

4.		Beneficial ownership of the Company securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).

	(a)	Type and amount of other securities beneficially owned by the Selling Securityholder:

5.		Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exception here:

6.		Plan of distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the shelf registration statement only as follows (if at all). Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, in accordance with the Registration Rights Agreement, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the- counter market or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities, it being understood and agreed that any hedging activities will be conducted in compliance with the Securities Act.

State any exceptions here:

7.	NASD Affiliates:

     The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to prospectus delivery requirements and stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) in connection with any offering of Registrable Securities pursuant to the shelf registration statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

     The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

     Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

     In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the shelf registration statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the shelf registration statement remains effective. All notices hereunder and pursuant to the registration rights agreement shall be made in writing at the address set forth below.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (7) above and the inclusion of such information in the shelf registration statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the shelf registration statement and the related prospectus.

     Once this Notice and Questionnaire is executed by the undersigned and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item 3 above. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

By: Name: Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO THE COMPANY AT:

GXS Corporation 100 Edison Park Drive Gaithersburg, MD 20878 Attention: Secretary (301) 340-4000